FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FOURTH QUARTER 2012 RESULTS

- - Improved Margins Drive Strong Earnings Growth - -

COLUMBUS, Ohio, USA - February 6, 2013 - Mettler-Toledo International Inc. (NYSE: MTD) today announced fourth quarter results for 2012. Provided below are the highlights:

•	Sales in local currency increased by 2% in the quarter compared with the prior year. Reported sales increased 1%, which included a 1% negative currency impact.

•
Net earnings per diluted share as reported (EPS) were $3.35, compared with $2.91 in the fourth quarter of 2011. Adjusted EPS was $3.47, an increase of 20% over the prior-year amount of $2.88. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.

Fourth Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “We continued to face reduced growth in customer demand throughout the world, particularly in Europe. However, we benefited from the pro-active gross margin and cost control measures we undertook in response to this challenging macro environment. Consequently, although sales growth was modest, we achieved strong improvement in operating margins and very strong growth in EPS.”

EPS was $3.35, compared with the prior-year amount of $2.91. Adjusted EPS was $3.47, an increase of 20% over the prior-year amount of $2.88.

Sales were $657.3 million, a 2% increase in local currency sales, compared with $648.4 million in the prior-year quarter. Reported sales increased 1%, which included a 1% negative currency impact. By region, local currency sales increased 5% in the Americas and 6% in Asia / Rest of World and decreased 4% in Europe. Adjusted operating income amounted to $153.4 million, a 17% increase from the prior-year amount of $131.7 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $111.7 million, compared with $103.2 million in the prior-year quarter.

Full Year Results

EPS was $9.14, compared with the prior-year amount of $8.21. Adjusted EPS was $9.67, an increase of 16% over the prior-year amount of $8.36.

Sales were $2.342 billion, a 4% increase in local currency sales, compared with $2.309 billion in the prior-year period. Reported sales growth was 1%, which included a 3% negative currency impact. For the year, local currency sales increased 5% in the Americas and 10% in Asia / Rest of World and decreased 2% in Europe. Adjusted operating income amounted to $444.5 million, a 12% increase from the prior-year amount of $398.5 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $327.7 million, compared with $280.9 million in the prior-year period.

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Cost Control Measures

As part of the cost control measures announced in the second quarter of 2012, the Company recorded pre-tax restructuring charges of $5.4 million in the fourth quarter and $16.7 million in 2012.

Outlook

The Company updated its outlook for 2013 and noted that uncertainty in demand exists in most of its markets, which makes forecasting difficult. Based on today's assessment, management anticipates that local currency sales growth in 2013 will be in the range of 1% to 3%, with growth stronger in the second half of the year. This sales growth is expected to result in Adjusted EPS in the range of $10.30 to $10.55, an increase of 7% to 9%. This compares to previous guidance of Adjusted EPS in the range of $10.00 to $10.30.

The Company stated that based on its assessment of market conditions today, management anticipates that sales in constant currency in the first quarter of 2013 will be in line with the prior year and Adjusted EPS will be in the range of $1.75 to $1.80, an increase of 5% to 8%.

Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS as it would require an estimate of non-recurring items, which are not yet known.

Conclusion

Filliol concluded, “Uncertainty continues to exist in our markets and conditions will likely remain challenging until the second half of this year. We have made adjustments to our cost structure in light of the current macro environment but also continue to make meaningful investments for our long term growth. These include investments in emerging markets, sales and marketing programs, product development and our Blue Ocean initiative. We are confident in our ability to successfully execute our business strategies in this environment and believe we can continue to outgrow our markets and build our competitive position.”

Other Matters

The Company will host a conference call to discuss its quarterly results today (Wednesday, February 6) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company's website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company has strong leadership positions in all businesses and believes it holds global number-one market positions in a majority of them. Specifically, METTLER TOLEDO is the largest provider of weighing instruments for use in laboratory, industrial and food retailing applications. The Company is also a leading provider in analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development and process analytics instruments used for in-line measurement in production processes. In addition, METTLER TOLEDO is the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical and other industries. Additional information about METTLER TOLEDO can be found at www.mt.com/investors.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses' actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

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METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three months ended			Three months ended
	December 31, 2012		% of sales	December 31, 2011		% of sales

Net sales	$657,292	(a)	100.0	$648,360		100.0
Cost of sales	300,504		45.7	302,201		46.6
Gross profit	356,788		54.3	346,159		53.4

Research and development	28,001		4.3	30,115		4.6
Selling, general and administrative	175,379		26.7	184,368		28.4
Amortization	5,586		0.8	5,066		0.8
Interest expense	5,667		0.9	5,930		1.0
Restructuring charges	5,426		0.8	3,081		0.5
Other charges (income), net	767		0.1	95		0.0
Earnings before taxes	135,962		20.7	117,504		18.1

Provision for taxes	31,329		4.8	23,222		3.6
Net earnings	$104,633		15.9	$94,282		14.5

Basic earnings per common share:
Net earnings	$3.43			$2.99
Weighted average number of common shares	30,532,491			31,542,400

Diluted earnings per common share:
Net earnings	$3.35			$2.91
Weighted average number of common
and common equivalent shares	31,271,377			32,387,459

Note:
(a)	Local currency sales increased 2% as compared to the same period in 2011.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	December 31, 2012		% of sales	December 31, 2011		% of sales

Earnings before taxes	$135,962			$117,504
Amortization	5,586			5,066
Interest expense	5,667			5,930	(b)
Restructuring charges	5,426			3,081
Other charges (income), net	767			95
Adjusted operating income	$153,408	(c)	23.3	$131,676		20.3

Note:
(b)
Includes a $0.3 million charge associated with the termination of the Company's $950 million Credit Agreement, which was replaced with the Company's new $880 million Credit Agreement during the three months ended December 31, 2011.

(c)	Adjusted operating income increased 17% as compared to the same period in 2011.

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METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Twelve months ended			Twelve months ended
	December 31, 2012		% of sales	December 31, 2011		% of sales

Net sales	$2,341,528	(a)	100.0	$2,309,328		100.0
Cost of sales	1,100,473		47.0	1,091,054		47.2
Gross profit	1,241,055		53.0	1,218,274		52.8

Research and development	112,530		4.8	116,139		5.0
Selling, general and administrative	684,026		29.2	703,632		30.5
Amortization	21,357		0.9	17,808		0.8
Interest expense	22,764		1.0	23,226		1.0
Restructuring charges	16,687		0.7	5,912		0.3
Other charges (income), net	1,090		0.1	2,380		0.1
Earnings before taxes	382,601		16.3	349,177		15.1

Provision for taxes	91,754		3.9	79,684		3.4
Net earnings	$290,847		12.4	$269,493		11.7

Basic earnings per common share:
Net earnings	$9.37			$8.45
Weighted average number of common shares	31,044,532			31,897,779

Diluted earnings per common share:
Net earnings	$9.14			$8.21
Weighted average number of common
and common equivalent shares	31,824,077			32,839,365

Note:
(a)	Local currency sales increased 4% as compared to the same period in 2011.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Twelve months ended			Twelve months ended
	December 31, 2012		% of sales	December 31, 2011		% of sales

Earnings before taxes	$382,601			$349,177
Amortization	21,357			17,808
Interest expense	22,764			23,226	(b)
Restructuring charges	16,687			5,912
Other charges (income), net	1,090			2,380
Adjusted operating income	$444,499	(c)	19.0	$398,503		17.3

Note:
(b)
Includes a $0.3 million charge associated with the termination of the Company's $950 million Credit Agreement, which was replaced with the Company's new $880 million Credit Agreement during the twelve months ended December 31, 2011.

(c)	Adjusted operating income increased 12% as compared to the same period in 2011.

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	December 31, 2012	December 31, 2011

Cash and cash equivalents	$101,702	$235,601
Accounts receivable, net	437,390	425,147
Inventories	198,939	241,421
Other current assets and prepaid expenses	126,889	116,694
Total current assets	864,920	1,018,863

Property, plant and equipment, net	469,421	410,007
Goodwill and other intangible assets, net	569,915	569,153
Other non-current assets	213,144	205,451
Total assets	$2,117,400	$2,203,474

Short-term borrowings and maturities of long-term debt	$41,600	$28,300
Trade accounts payable	142,362	168,109
Accrued and other current liabilities	378,715	413,435
Total current liabilities	562,677	609,844

Long-term debt	347,131	476,715
Other non-current liabilities	380,373	335,778
Total liabilities	1,290,181	1,422,337

Shareholders’ equity	827,219	781,137
Total liabilities and shareholders’ equity	$2,117,400	$2,203,474

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2011	2012	2011

Cash flow from operating activities:
Net earnings	$104,633	$94,282	$290,847	$269,493
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	9,143	8,319	33,421	31,689
Amortization	5,586	5,066	21,357	17,808
Deferred tax benefit	12,309	14,771	5,420	5,018
Excess tax benefits from share-based payment arrangements	(8,863)	(6,353)	(9,365)	(12,612)
Other	4,034	3,485	14,640	11,746
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	(15,116)	(16,354)	(28,616)	(42,262)
Net cash provided by operating activities	111,726	103,216	327,704	280,880

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	82	83	426	2,485
Purchase of property, plant and equipment	(31,296)	(33,994)	(95,588)	(98,500)
Acquisitions	—	(711)	(2,098)	(35,373)
Other investing activities	—	—	—	(903)
Net cash used in investing activities	(31,214)	(34,622)	(97,260)	(132,291)

Cash flows from financing activities:
Proceeds from borrowings	148,070	403,606	477,998	469,599
Repayments of borrowings	(175,603)	(476,968)	(595,682)	(647,694)
Proceeds from exercise of stock options	5,741	9,581	21,927	20,770
Excess tax benefits from share-based payment arrangements	8,863	6,353	9,365	12,612
Repurchases of common stock	(70,822)	(33,399)	(278,672)	(204,578)
Debt issuance costs	(363)	(3,144)	(363)	(3,144)
Acquisition contingent consideration paid	(325)	—	(325)	(7,750)
Other financing activities	139	(173)	(645)	(284)
Net cash used in financing activities	(84,300)	(94,144)	(366,397)	(360,469)

Effect of exchange rate changes on cash and cash equivalents	116	(1,322)	2,054	(96)

Net decrease in cash and cash equivalents	(3,672)	(26,872)	(133,899)	(211,976)

Cash and cash equivalents:
Beginning of period	105,374	262,473	235,601	447,577
End of period	$101,702	$235,601	$101,702	$235,601

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$111,726	$103,216	$327,704	$280,880
Excess tax benefits from share-based payment arrangements	8,863	6,353	9,365	12,612
Payments in respect of restructuring activities	4,354	2,194	12,591	6,297
Proceeds from sale of property, plant and equipment	82	83	426	2,485
Purchase of property, plant and equipment	(31,296)	(33,994)	(95,588)	(98,500)
Free cash flow	$93,729	$77,852	$254,498	$203,774

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METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended December 31, 2012			(7)%		6%	7%		1%
Twelve Months Ended December 31, 2012			(8)%		4%	11%		1%

Local Currency Sales Growth
Three Months Ended December 31, 2012			(4)%		5%	6%		2%
Twelve Months Ended December 31, 2012			(2)%		5%	10%		4%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Twelve months ended
	December 31,					December 31,
	2012		2011		% Growth	2012		2011		% Growth

EPS as reported, diluted	$3.35		$2.91		15%	$9.14		$8.21		11%

Restructuring charges, net of tax	0.13	(a)	0.07	(a)		0.39	(a)	0.13	(a)
Purchased intangible amortization, net of tax	0.03	(b)	0.03	(b)		0.14	(b)	0.12	(b)
Benefit in Q4 of adjusting Q3 YTD tax rate	(0.04)	(c)	(0.14)	(c)		—		—
Debt extinguishment and financing costs, net of tax	—		0.01	(d)		—		0.01	(d)
Discrete tax items	—		—			—		(0.11)	(e)

Adjusted EPS, diluted	$3.47		$2.88		20%	$9.67		$8.36		16%

Notes:
(a)
Represents the EPS impact of restructuring charges of $5.4 million ($4.0 million after tax) and $3.1 million ($2.3 million after tax) for the three months ended December 31, 2012 and 2011, respectively and $16.7 million ($12.5 million after tax) and $5.9 million ($4.4 million after tax) for the twelve months ended December 31, 2012 and 2011, respectively.

(b)
Represents the EPS impact of purchased intangibles amortization, net of tax, of $1.0 million and $1.1 million for the three months ended December 31, 2012 and 2011, respectively and $4.5 million and $4.1 million for the twelve months ended December 31, 2012 and 2011, respectively.

(c)
Represents the EPS impact of adjusting the annual effective tax rate from 24.5% to 24% and 26% to 24% during the three months ended December 31, 2012 and 2011, respectively related to the nine months ended September 30, 2012 and 2011, respectively.

(d)
Represents the EPS impact of costs associated with the termination of the Company's $950 million Credit Agreement that was replaced with the Company's new $880 million Credit Agreement totaling $0.3 million ($0.2 million after tax) for the three and twelve months ended December 31, 2011.

(e)	Represents the EPS impact of discrete tax items of $3.8 million for the twelve months ended December 31, 2011, primarily related to the favorable resolution of certain prior year tax matters.

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